SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.  20549


                              FORM 8-K

                         CURRENT REPORT


               PURSUANT TO SECTION 13 OR 15(D) OF THE
               SECURITIES EXCHANGE ACT OF 1934



          Date of Report                 March 19, 2001

   (Date of earliest event reported)     (March 12, 2001)



                    VANGUARD AIRLINES, INC
     (Exact name of registrant as specified in its charter)



DELAWARE         (State or other jurisdiction of incorporation)
0-27034          (Commission File Number)
48-1149290       (I.R.S. Employer Identification No.)



                    533 Mexico City Avenue
               Kansas City International Airport
                    Kansas City, MO  64153
     (Address of principal executive offices including zip code)



Registrant's telephone number including area code (816) 243-2100

ITEM 5.  OTHER EVENTS.

Vanguard Airlines, Inc. (the "Company") issued a press release on March 12, 2001, a copy of which is attached hereto as Exhibit 99 and is incorporated herein by reference, announcing that the Company issued 162,500 shares of the Company's Series C Convertible Preferred Stock with a liquidation preference of $20 per share, subject to annual accretion over three years. The Series C Preferred Stock is convertible into Common Stock at a price of $1.25 per share.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

        (c) EXHIBITS. The following Exhibits are filed with this report:

EXHIBIT NO.    DESCRIPTION

         99   Press Release issued March 12, 2001.


SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                         VANGUARD AIRLINES, INC.



                         /s/Robert M. Rowen
                         -----------------------------
                         By:  Robert M. Rowen
                         Vice President and General Counsel

Date:          March 19, 2001

FOR IMMEDIATE RELEASE
MARCH 12, 2001

CONTACT:  Alan Carr
816-243-2136

acarr@flyvanguard.com
VANGUARD AIRLINES COMPLETES PRIVATE PLACEMENT

Kansas City, MO -- Vanguard Airlines, Inc. (NasdaqSC: VNGD) announced today that it completed a $3.25 million private placement of units of securities with Vanguard Acquisition Company, a subsidiary of Pegasus Aviation. Under terms of the transaction, Vanguard issued 162,500 shares of the Company's Series C Convertible Preferred Stock with a liquidation preference of $20 per share, subject to annual accretion over three years. The Series C Preferred Stock is convertible into Common Stock at a price of $1.25 per share.

The net proceeds from the offering-approximately $3 million after placement fees and other transaction costs-will be added to the Company's working capital and, in part, be used to fund aircraft lease deposits and a lease deferral and repayment program with respect to certain 737-series aircraft. Pursuant to this program, Vanguard is bringing certain lease arrearages current, returning certain aircraft to the lessors and deferring portions of rent coming due before July 1, 2001, under agreement with the respective lessors. Deferred amounts of rent are scheduled to be repaid over time commencing in July 2001.

Vanguard is leasing up to eight MD-80 series aircraft from Pegasus in a deal announced this past December. The first two of these aircraft will begin service on April 1, 2001, and will operate on the Company's routes between New York's LaGuardia Airport and Kansas City as well as on Vanguard's new route between San Francisco and Kansas City, which begins April 1. In conjunction with the new aircraft, Vanguard will introduce Business Class service on these routes-offering amenities including spacious leather seats, expanded meal service and personalized attention.

"Pegasus is excited to inaugurate the implementation of Vanguard's new business strategy," said Rich Wiley, President and CEO of Pegasus Aviation. "The imminent delivery of the first two MD-80 series aircraft will enhance Vanguard's fleet and provide the opportunity to upgrade the service on the routes served by these aircraft. Now travelers will not only have the benefit of Vanguard's low fares, they can also experience a premium class cabin."

--MORE-

Jeff Potter, CEO and President of Vanguard Airlines, said, "This transaction provides important positioning for the future of Vanguard. The capital investment in Vanguard by an experienced aircraft financier demonstrates the viability of our business plan. The introduction of the Pegasus MD-80 aircraft into our fleet is a key ingredient in our effort to improve our reliability, enhance our customer service, and upgrade our product and service offerings.
We look forward to putting the first of these aircraft into service on April 1."

Seabury Securities LLC acted as advisor to Vanguard on both the capital investment and the lease deferral program.

Kansas City-based Vanguard Airlines, which began service in December 1994, is a value-priced passenger airline. The airline provides convenient all-jet service to 15 cities: Atlanta, Austin, Buffalo/Niagara Falls, Chicago-Midway, Dallas/Ft. Worth, Denver, Kansas City, Las Vegas (beginning April 1), Los Angeles, Minneapolis/St. Paul, Myrtle Beach, New Orleans, New York-LaGuardia, Pittsburgh and San Francisco (beginning April 1). The Company has approximately 950 full-time employees and currently operates a fleet of 12 Boeing 737s. For more information, visit the Company's Web site at WWW.FLYVANGUARD.COM.

This press release contains forward-looking statements that involve risks and uncertainties. Such forward-looking statements are made based on management's belief, as well as assumptions made by, and information currently available to, management pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Further information on such risks and uncertainties that could affect the Company's financial results are included in the Company's filings with the Securities and Exchange Commission, including the Form 10-K for the year ended December 31, 1999, and in subsequent filings filed with the Securities and Exchange Commission.